Brown Capital Management, LLC 485BPOS

Exhibit 99(i)(6)

JOHN H. LIVELY, Managing Partner

 john.lively@practus.com

 11300 Tomahawk Creek Pkwy., Suite 310

 Leawood, KS 66211

 (913) 660-0778

July 29, 2024

Brown Capital Management Mutual Funds

1201 N. Calvert Street

Baltimore, Maryland 21202

Ladies and Gentlemen:

We hereby consent to the use of our name and to the reference to our firm under the caption “Investment Advisor and Other Service Providers” in the Statement of Additional Information for The Brown Capital Management Small Company Fund, The Brown Capital Management International All Company Fund, and The Brown Capital Management International Small Company Fund, each a series portfolio of Brown Capital Management Mutual Funds (the “Trust”), which is included in Post-Effective Amendment No. 99 to the Registration Statement under the Securities Act of 1933, as amended (No. 033-37458), and Amendment No. 100 to Registration Statement under the Investment Company Act of 1940, as amended (No. 811-06199), on Form N-1A of the Trust.

If you have any questions concerning the foregoing, please contact the undersigned at (913) 660-0778 or John.Lively@Practus.com.

Very truly yours,

/s/ John H. Lively